UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On January 29, 2019, Trevena, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with two healthcare-focused institutional investors (the “Purchasers”). Pursuant to the terms of the Purchase Agreements, the Company agreed to sell to the purchasers an aggregate of 10,000,000 shares of its common stock at an offering price of $1.00 per share, in a registered direct offering. The net proceeds to the Company from the offering are expected to be approximately $9.2 million, after deducting placement agent fees and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering primarily for the development of its lead product candidate, oliceridine, and for general corporate purposes.

Pursuant to a letter agreement dated January 28, 2019 (the “Engagement Letter”), the Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as its exclusive placement agent in connection with the issuance and sale of the shares. The Company agreed to pay Wainwright 7.0% of the aggregate gross proceeds in the offering. The Company also agreed to pay Wainwright aggregate non-accountable expenses of $25,000, $15,000 for legal fees and clearing expenses of $10,000. The Company has also issued to Wainwright or its designees warrants to purchase up to 5.0% of the aggregate number of shares of common stock sold under the Purchase Agreements (the “Wainwright Warrants”), or up to 500,000 shares. The Wainwright Warrants have a term of five years, are immediately exercisable and have an exercise price of $1.25 per share (equal to 125% of the offering price per share in offering). The Engagement Letter also includes indemnification obligations of the Company and other provisions customary for transactions of this nature.

The Wainwright Warrants are being offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and similar exemptions under applicable state laws in reliance on the following facts: no general solicitation was used in the offer or sale of such securities; the recipients of the securities had adequate access to information about the Company, through pre-existing relationships or otherwise; and such securities were issued as restricted securities with restricted legends referring to the Securities Act. No such securities may be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

The offering of shares of common stock was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-225685), previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), and a prospectus supplement thereunder.

The representations, warranties and covenants contained in the Purchase Agreements were made solely for the benefit of the parties to the Purchase Agreements and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreements are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreements and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing descriptions of the Wainwright Warrants, the Purchase Agreements and the Engagement Letter are not complete and are qualified in their entireties by reference to the full text of the Form of Wainwright Warrant, Form of Purchase Agreement and the Engagement Letter, copies of which are attached to this report as Exhibits 4.1, 10.1 and 10.2, respectively.

Item 3.02. Unregistered Sale of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the Wainwright Warrants is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

4.1	Form of Wainwright Warrant.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
10.1	Engagement Letter, dated as of January 28, 2019, by and between Trevena, Inc. and H.C. Wainwright & Co., LLC.
10.2	Form of Securities Purchase Agreement, dated as of January 29, 2019, by and among Trevena, Inc. and the Purchasers named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: February 1, 2019	By:	/s/ John M. Limongelli
John M. Limongelli
Sr. Vice President, General Counsel & Chief Administrative Officer

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